UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 14, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 14, 2005, Discovery Laboratories, Inc., a Delaware corporation (the “Company”) announced the receipt of an Approvable Letter from the U.S. Food and Drug Administration (FDA) for Surfaxin® for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. The Approvable Letter is an official notification that the FDA is prepared to approve the Surfaxin New Drug Application and contains conditions that the applicant must meet prior to obtaining final U.S. marketing approval. The conditions that Discovery must meet primarily involve finalizing labeling and correcting previously reported manufacturing issues. Most notably, the FDA is not requiring additional preclinical or clinical trials for final approval. Based on the nature of the observations contained in the Approvable Letter, the Company currently anticipates that it will respond to the FDA with a “Class 2” response. A “Class 2” response allows the FDA up to six months following the completion of the labeling and manufacturing issues outlined in the PDUFA letter. However, the Company believes that soon after the FDA receives the Company’s response to the PDUFA letter, an opportunity will exist for the FDA to permit the Company to address the outstanding issues at the same time as the FDA’s review of the Company’s NDA for Surfaxin. In such case, the Company believes that the potential approval of Surfaxin for the prevention of RDS in premature infants could take place in the fourth quarter of 2005. There can be no assurance, however, that the FDA will agree to a parallel review and remediation approach, in which event the commercial launch of Surfaxin, if approved, could be delayed until at least the first quarter of 2006. The Company issued a press release providing this update on February 14, 2005. The full text of the press release is set forth in Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits

                  (c)    Exhibits:

99.1	Press Release dated February 14, 2005.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

Date: February 14, 2005	By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer